Exhibit 4.6
ACTION BY WRITTEN CONSENT
OF THE STOCKHOLDERS OF
FLUIDIGM CORPORATION
Effective as of August 25, 2008
     In accordance with Section 228 of the Delaware General Corporation Law and the Bylaws of Fluidigm Corporation, a Delaware corporation (the “Company”), the undersigned, constituting the holders of outstanding shares of stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Company entitled to vote thereon were present and voted, hereby adopt the following resolutions which shall be effective as of the date that the minimum number of votes necessary to effect the following resolutions are received by the Company:
Consent to Automatic Conversion of Preferred Stock
WHEREAS: Section 4(b) of the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”) provides as follows:
“Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share:
     (x) immediately prior to the closing of a firm commitment underwritten initial public offering on Form S 1 (or successor form) filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $5.69 (as adjusted for subdivisions and combinations of the Common Stock and changes in the Common Stock as set forth in Sections 4(e) and 4(g)) and the aggregate gross proceeds to the Corporation are not less than $25,000,000, or
     (y) upon the receipt by the Corporation of a written consent or request for such conversion from the holders of two-thirds of the shares of Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests.
WHEREAS: The Company is currently in the process of completing an initial public offering of its Common Stock, as described in the Company’s Registration Statement on Form S-1 (Registration No. 333-150227) (the “Offering”).
WHEREAS: The undersigned holders collectively hold at least two-thirds of the shares of Preferred Stock now outstanding.

WHEREAS: The undersigned holders of Preferred Stock of the Company believe it to be in the best interests of the Company and its stockholders for all outstanding shares of Preferred Stock to be converted to Common Stock at the then applicable Conversion Rate (as defined in the Current Certificate) prior to the closing of the Offering, subject only to the conditions set forth herein.
NOW, THEREFORE, BE IT RESOLVED: That, effective at 9:00 am Eastern on the third business day prior to the closing of the first sale of Common Stock in the Offering, and subject only to the approval of the price per share at which Common Stock is to be sold in the Offering by at least 75% of the members of the Board of Directors of the Company, all outstanding shares of Preferred Stock of the Company shall automatically and without further action on the part of the holders of such Preferred Stock be converted into shares of Common Stock of the Company in accordance with Section 4(b)(y) of the Current Certificate.
RESOLVED FURTHER: That any and all actions taken by the directors and officers of the Company to carry out the purposes and intent of the foregoing resolutions prior to, on or after their adoption are authorized, approved, ratified and confirmed.
* * * * *

     This action by written consent shall be effective as of the date the Company receives the requisite consent of the Company’s stockholders. By executing this action by written consent, each undersigned stockholder is giving written consent with respect to all shares of the Company’s preferred stock held by such stockholder in favor of the above resolutions. This action by written consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action by written consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reliable reproduction is a complete reproduction of the entire original writing. This action by written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

STOCKHOLDERS:

AllianceBernstein Venture Fund I, L.P.
Date:	8/14/08
		By:	AllianceBernstein ESG Venture Management, L.P., its general partner
		By:	AllianceBernstein Global Derivatives Corporation, its general partner
		By:	/s/ Mona Bhalla
		Name:	Mona Bhalla
		Title:	Vice President

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Alloy Ventures 2005, L.P.
Date:	8/12/08
		By:	Alloy Ventures 2005, LLC its General Partner
		By:	/s/ Craig C. Taylor
		Name:	Craig C. Taylor
		Title:	Managing Member of Alloy Ventures 2005 LLC Managing Member of Alloy Ventures 2005, L.P.
Alloy Ventures 2002, L.P. Alloy Partners 2002, L.P.
Date:	8/12/08
		By:	Alloy Ventures 2002, LLC its General Partner
		By:	/s/ Craig C. Taylor
		Name:	Craig C. Taylor
		Title:	Managing Member of Alloy Ventures 2002 LLC Managing Member of Alloy Partners 2002, L.P. and Alloy Ventures 2002, L.P.

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Date:	8-14-08
/s/ Bruce Burrows
Bruce Burrows

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

EuclidSR Partners, L.P.
Date:	August 12, 2008
		By:	EuclidSR Associates, L.P. its General Partner
		By:	/s/ Elaine V. Jones
		Name:	Elaine V. Jones
		Title:	General Partner
EuclidSR Biotechnology Partners, L.P.
Date:	August 12, 2008
		By:	EuclidSR Biotechnology Associates, L.P. its General Partner
		By:	/s/ Elaine V. Jones
		Name:	Elaine V. Jones
		Title:	General Partner

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Fidelity Contrafund: Fidelity Advisor New Insights fund
Date:	8/25/08
		By:	/s/ Paul M. Murphy
		Name:	Paul M. Murphy
		Title:	Assistant Treasurer
Fidelity Contrafund: Fidelity Contrafund
Date:	8/25/08
		By:	/s/ Paul M. Murphy
		Name:	Paul M. Murphy
		Title:	Assistant Treasurer
Variable Insurance Products Fund II: Contrafund Portfolio
Date:	8/25/08
		By:	/s/ Paul M. Murphy
		Name:	Paul M. Murphy
		Title:	Assistant Treasurer

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Interwest Partners VII, L.P.
Date:	8-12-08
		By:	InterWest Management Partners VII, LLC its General Partner
		By:	/s/ Michael Sweeney
		Name:	Michael Sweeney
		Title:	As agent for the general partner
Interwest Partners VII, L.P.
Date:	8-12-08
		By:	InterWest Management Partners VII, LLC its General Partner
		By:	/s/ Michael Sweeney
		Name:	Michael Sweeney
		Title:	As agent for the general partner

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Lehman Brothers Healthcare Venture Capital, L.P.
Date:	Aug 14, 2008
		By:	Lehman Brothers HealthCare Venture Capital Associates L.P., its General Partner
		By:	LB I Group Inc., its General Partner
		By:	/s/ Deborah Nordell
		Name:	Deborah Nordell
		Its:	Senior Vice President
Lehman Brothers P.A., LLC
Date:	Aug 14, 2008
		By:	/s/ Deborah Nordell
		Name:	Deborah Nordell
		Its:	Senior Vice President

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Lehman Brothers Partnership Account 2000/2001, L.P.
Date:	Aug 14, 2008
		By:	LB I Group Inc., its General Partner
		By:	/s/ Deborah Nordell
		Name:	Deborah Nordell
		Its:	Senior Vice President
Lehman Brothers Offshore Partnership Account 2000/2001, L.P.
Date:	Aug 14, 2008
		By:	LB I Offshore Partners Group Ltd., its General Partner
		By:	/s/ Deborah Nordell
		Name:	Deborah Nordell
		Its:	Senior Vice President

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Lilly BioVentures, Eli Lilly & Company
Date:	19 Aug 08
		By:	/s/ Darren J. Carroll
		By:	Darren J. Carroll
		Title:	Executive Director
Eli Lilly and Company

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

SightLine Healthcare Fund III, L.P.
Date:	8-13-08
		By:	SightLine Healthcare Management III, LP, its GP
		By:	/s/ Maureen Harder
		Name:	Maureen Harder
		Title:	Managing Director of SightLine Partners LLC, its GP

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

SMALLCAP World Fund, Inc.
Date:	8/22/08
		By:	Capital Research and Management Company Its investment adviser
		By:	/s/ Michael J. Downer
		Name:	Michael J. Downer
		Title:	Vice President and Secretary

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Versant Affiliates Fund 1-A, L.P. Versant Affiliates Fund 1-B, L.P. Versant Side Fund I, L.P. Versant Venture Capital I, L.P.
Date:	8/13/08
		By:	Versant Ventures I, LLC its General Partner
		By:	/s/ Samuel D. Colella
		Name:	Samuel D. Colella
		Title:	Managing Director

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Cross Creek Capital, L.P.
Date:	8-14-08
		By:	Cross Creek Capital GP, L.P. its Sole General Partner
		By:	Cross Creek Capital, LLC Its Sole General Partner
		By:	Wasatch Advisors, Inc. Its Sole Member
		By:	/s/ Daniel Thurber
		Name:	Daniel Thurber
		Title:	Vice President

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Cross Creek Capital Employee’s Fund, L.P.
Date:	8-14-08
		By:	Cross Creek Capital GP, L.P. Its Sole General Partner
		By:	Cross Creek Capital, LLC Its Sole General Partner
		By:	Wasatch Advisors, Inc. Its Sole Member
		By:	/s/ Daniel Thurber
		Name:	Daniel Thurber
		Title:	Vice President

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]

STOCKHOLDERS:

Wasatch Funds, Inc. Wasatch Small Cap Growth Fund
Date:	8-14-08
		By:	Wasatch Advisors, Inc.
		Its:	Investment Advisor
		By:	/s/ Daniel Thurber
		Name:	Daniel Thurber
		Title:	Vice President

[Action by Written Consent of Stockholders of Fluidigm Corporation—Consent to Automatic Conversion]